Exhibit 10.10

English Translation

Business Cooperation Contract

THIS BUSINESS COOPERATION CONTRACT (“this Contract”) is entered into between the following parties in Beijing on June 14, 2007:

Party A: Beijing AirMedia Advertising Co., Ltd.

Party B: AirTV United Media & Culture Co., Ltd.

WHEREAS:

1.	Party A is a limited liability company incorporated in Beijing and validly existing under the laws of the People’s Republic of China (“China”), which maintains good cooperation relations with many domestic airports and airline companies, provides programs for the CCTV systems of such airports and airline companies and is also engaged in advertising operations;

2.	Party B is a limited liability company incorporated in Beijing and validly existing under the laws of the People’s Republic of China, which is approved by relevant government department to develop radio and TV programs as well as the editing and operation businesses of the TV programs used for aircrafts and airports;

3.	In order to provide the best services to customers, Party A and Party B hope to establish cooperation relations and agree to define such cooperation relations by a written agreement.

NOW THEREFORE, Party A and Party B, abiding by the principle of equality and voluntariness and through friendly negotiations, hereby agree as follows:

1.	Rights and Obligations

1.1	Within the valid term of this Contract, with respect to the non-advertising programs required for the TV systems of the airports and airline companies within Party A’s cooperation scope, Party B will integrate Party A’s existing resources and programs, purchase new programs from related resource providers and also be responsible for the screening, editing, production and integration of programs.

1.2	Party B warrants that the programs provided by it will comply with state laws and regulations, it has the legal rights over such programs and such programs and such programs will not infringe upon the rights of any third person. Party B will be fully liable for any consequence arising from its violation of the said warranty.

1.3	Except the copyrights (if any) owned by a third party according to relevant agreement, the copyrights of the programs edited, produced, integrated or provided by Party B shall belong to [Party B]. Party B may sell such programs or be engaged in business operations by other means. All the interests obtained therefrom shall belong to Party B.

1.4	With regard to the services provided by Party B, Party A shall pay the corresponding remunerations to Party B based on the following factors:

(a)	Party B’s use of Party A’s existing resources and programs;

(b)	The costs of Party B’s purchase of new programs;

(c)	The number of employees required for Party B to edit and produce programs, their qualifications and proposed time;

(d)	The contents and value of the programs provided by Party B, etc.

1.5	Both parties agree that within the valid term of this Contract, except the partners already disclosed by Party B to Party A and agreed by Party A, Party A is Party B’s sole partner within the service scope as set forth in Article 1.1. After the execution of this Contract, without Party A’s written consent, Party B shall not sign a cooperation agreement about similar cooperation or reach any similar contract or arrangement with any party other than Party A.

2.	Representations and Warranties

2.1	Party A hereby represents and warrants that:

2.1.1	Party A is a limited liability company incorporated in Beijing and validly existing under PRC laws;

2.1.2	Party A executes and performs this Contract within its corporate authority and business scope. The execution and performance of this Contract by Party A have been duly authorized by all necessary corporate actions on its part and do not violate the legal or contractual restrictions binding upon or influencing it. Party A has obtained the necessary consents and approvals from third parties or governments;

2.1.3	Once executed, this Contract constitutes a legal, valid and binding obligation enforceable against Party A in accordance with its provisions.

2.2	Party B hereby represents and warrants that:

2.2.1	Party B is a limited liability company incorporated in Beijing and validly existing under PRC laws;

2.2.2	Party B is approved by the State Administration of Radio, Film and Television to develop the editing and operation businesses of the TV programs used for aircrafts and airports. It has obtained the relevant radio and TV program production and operation license. Within the valid term of this Contract, Party B will guarantee that such approval and license remain in force;

2.2.3

Party B executes and performs this Contract within its corporate authority and business scope. The execution and performance of this Contract by Party B have been duly authorized by all necessary corporate actions on its part and do not violate the legal or contractual restrictions binding upon or influencing it. Party B has obtained the necessary consents and approvals from third parties or governments;

2.2.4	Once executed, this Contract constitutes a legal, valid and binding obligation enforceable against Party B in accordance with its provisions.

3.	Effectiveness and Term

3.1	This Contract shall be signed and become effective as of the date first above written.

3.2	The term of this Contract is ten (10) years, unless it is prematurely terminated in accordance with the provisions of this Contract or related agreements signed by both parties. If the duration (including any extension thereof) of either party is terminated upon expiry or for other reasons within the said term, this Contract shall be terminated simultaneously, unless this party has transferred its rights and obligations in accordance with Article 8 of this Contract.

3.3	Where, for any reason, the State Administration of Radio, Film and Television cancels the approval for Party B’s editing and operation businesses of the TV programs used for aircrafts and airports, or cancels Party B’s radio and TV program production and operation license, Party A shall be entitled to give a written notice at any time to Party B to terminate this Contract without requiring Party B’s consent.

3.4	The term of this Contract may be extended if both parties reach a written agreement before its expiry. Such extension is to be agreed upon by both parties.

4.	Confidentiality

Both parties agree and acknowledge that any and all oral or written materials exchanged pursuant to this Contract are of a confidential nature. Each party shall keep confidential all such documents and not disclose any such documents to any third party without the prior written consent from the other party, but the above confidentiality obligations shall not apply to the information which: (a) is or becomes or will be or become publicly available (through no fault of the recipient); (b) is disclosed under requirement of applicable laws or stock exchange’s rules or regulations; or (c) is disclosed with respect to the transaction contemplated by this Contract by either party to its legal or financial consultant, who shall also undertake the confidential obligations similar to those as stated hereof. Any breach of confidentiality obligations by any of the personnel of either party or of the institutions engaged by it shall be deemed as a breach hereof by such party, and such party shall undertake the defaulting liabilities under this Contract. This article shall survive the invalidity, cancellation, change, termination or unenforceability of this Contract for whatever reason.

5.	Force Majeure

5.1	An Event of Force Majeure means any event that is beyond the reasonable control of either party and unavoidable or unpreventable after it gives due attention, including, but not limited to, government act, act of God, fire, explosion, storm, flood, earthquake, tide, lightning or war, but insufficiency of credit standing, funds or financing shall not be deemed to be beyond the reasonable control of either party. The party seeking the exemption from its liabilities under this Contract due to an Event of Force Majeure shall, without undue delay, inform the other party of such event and the steps to be taken to perform its liabilities.

5.2	Should the performance of this Contract be delayed or prevented due to any Event of Force Majeure as defined above, the prevented party shall be exempt from its liabilities only to the extent being delayed or prevented. The prevented party shall take suitable measures to lower or eliminate the impact of such Event of Force Majeure, and make endeavors to resume the performance of the obligations delayed or prevented by such Event of Force Majeure. Both parties agree to do their best to resume the performance of this Contract once the Event of Force Majeure is eliminated.

6.	Resolution of Disputes

6.1	This Contract shall be governed by and construed in accordance with PRC laws.

6.2	Any dispute arising from the interpretation and performance of any provision of this Contract shall be resolved by both parties in good faith through friendly negotiations. In case no resolution can be reached by both parties, such dispute may be referred to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The venue of arbitration shall be Beijing and the language of arbitration proceedings shall be Chinese. The arbitral award shall be final and binding upon both parties.

7.	Notice and Service

Any notice or other communications required by either party to be made under or pursuant to this Contract shall be in Chinese or English and sent to the following address of the other party or such other address as may be notified by the other party from time to time or the address of other persons as may be designated by the other party from time to time, by hand delivery, registered mail (postage prepaid), recognized courier service or fax. Notices shall be deemed to be duly served: (a) if by hand delivery, on the date of delivery; (b) if by mail, on the tenth (10th) day after the date of posting (as indicated on the postmark) of registered airmail (postage prepaid), or if by courier service, on the fourth (4th) day after being delivered to an internationally recognized courier service; or (c) if by fax, at the receiving time as indicated in the transmission confirmation of relevant document.

Party A: Beijing AirMedia Advertising Co., Ltd.

Address:	Room 707, No. 8 Yong An Dong Li, Jianguomen Wai Chaoyang District, Beijing

Attn.: Yang Ru

Fax: (010) 85288911

Tel.: (010) 51265826

Party B: AirTV United Media & Culture Co., Ltd.

Address:	Rm.221, No.5, Fengxiang Science & Technology Development Zone, Huairou District, Beijing

Attn.: Deng Ying

Fax: (010) 69625156

Tel.: (010) 69659647

8.	Transfer

Without Party A’s prior written consent, Party B shall not transfer its rights and obligations under this Contract to any third party. Party B hereby agrees that when necessary, Party A may transfer its rights and obligations under this Contract to any other third party without Party B’s consent, but such transfer shall be notified to Party B in writing.

9.	Amendments and Supplements

This Contract may be amended or supplemented by a written instrument. All amendments and supplements to this Contract duly signed by both parties shall form an integral part of this Contract and have the same legal effect as this Contract.

10.	Severability

Should any provision of this Contract be held to be invalid or unenforceable under applicable laws, such provision shall be invalid or unenforceable only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of this Contract.

11.	Entire Agreement

This Contract constitutes the entire agreement and understanding between both parties with respect to the subject matter hereof and supersedes and replaces all prior oral and written agreements and understandings between both parties with respect to the subject matter hereof.

12.	Counterparts

This Contract is executed in two (2) originals in Chinese, with each party hereto holding one (1) original. Both originals shall be equally authentic.

[No text below, followed by signing page]

[Signing page]

IN WITNESS WHEREOF, both parties hereto have caused this Contract to be executed by their legal representatives or authorized representatives as of the date first above written.

Party A: Beijing AirMedia Advertising Co., Ltd.

Legal representative/authorized representative: /s/ Guo Man

Common seal: Beijing AirMedia Advertising Co., Ltd. (Seal)

Party B: AirTV United Media & Culture Co., Ltd.

Legal representative/authorized representative: /s/ Guo Man

Common seal: AirTV United Media & Culture Co., Ltd. (Seal)